Exhibit 99.3

Revocable Proxy

Special Meeting of Shareholders

Country Bank Holding Company, Inc.

To Be Held on [•], 2019

I hereby appoint [•] and [•], and each of them individually, with full power of substitution, to vote all shares of common stock of Country Bank Holding Company, Inc. (“CYHC”) that I own of record on the books of CYHC at the Special Meeting of Shareholders of CYHC (the “Special Meeting”), and at any adjournments and postponements thereof, in the manner specified below. I acknowledge receipt from CYHC prior to the execution of this proxy of a paper copy or electronic access to the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated [•], 2019.

1.

Merger Proposal: Proposal to adopt the Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Midtown Merger Sub Corp. (“Merger Sub”) and CYHC, and the transactions contemplate by that agreement, pursuant to which Merger Sub will merge with and into CYHC, as more fully described in the Proxy Statement/Prospectus dated [•], 2019:

☐	☐	☐
For	Against	Abstain

2.	Adjournment Proposal: Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal:

☐	☐	☐
For	Against	Abstain

Insert the date you sign: ___________________, 2019.

Please sign your name exactly as it appears on your stock certificate. Persons signing as officer, partner, trustee or in any other representative capacity should so state.

This proxy is being solicited by the board of directors of CYHC. This proxy may be revoked in the manner described in the Proxy Statement/Prospectus dated [•], 2019.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED “FOR” BOTH PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PROXY HOLDERS NAMED ABOVE OR ANY OF THEIR DESIGNEES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN [•] P.M. EASTERN TIME ON [•], 2019.